UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 1, 2006

Mitek Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15235 (Commission File Number)	87-0418827 (IRS Employer Identification No.)

8911 Balboa Ave, Suite B, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(858) 503-7810 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01    Other Events.

Asset Purchase Agreement with Parascript, LLC

As previously announced, Mitek Systems, Inc., a Delaware corporation (“Mitek”) entered into a definitive Asset Purchase Agreement dated July 13, 2006 (the “Agreement”) with Parascript LLC., a Wyoming limited liability company (“Parascript”), pursuant to which Mitek will acquire substantially all of the assets and liabilities of Parascript (the “Transaction”). It was also announced that funding for the Transaction was to be provided by a combination of $35 million in subordinated convertible notes and $55 million in senior debt from Plainfield Asset Management, LLC (“Plainfield”).

Currently, Mitek and Parascript are in discussion regarding a potential modification of the Transaction structure as a result of certain tax issues affecting Parascript. Mitek and Parascript are discussing an alternate deal structure that would result in substantially identical economic results for Mitek and Parascript as those contemplated by the Agreement. If Mitek and Parascript agree to modify the structure of the Transaction, such modification will require amendments and modifications to the Transaction documents, including the Agreement and the funding agreements with Plainfield.

Additional Information

In connection with the Transaction (whether or not modified), a Registration Statement is intended to be filed which will include a related joint proxy statement/prospectus. Mitek stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Mitek stockholders will be able to obtain a free copy of the proxy statement/prospectus (when available), as well as other filings containing information about Mitek, without charge, at the SEC’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Mitek by directing a request to Mitek Systems, Inc., 8911 Balboa Ave, Suite B, San Diego, California, 92123. The respective directors and executive officers of Mitek and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Mitek’s directors and executive officers is available in its Form 10-KSB for the year ended September 30, 2005, filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

Date: August 1, 2006	By:	/s/ Tesfaye Hailemichael
Tesfaye Hailemichael
Chief Financial Officer